UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Xerium Technologies, Inc. (the “Company”) has made the following decisions related to certain of its U.S. pension plans, postretirement benefit plans and 401(k) plans and has notified affected individuals accordingly:

1.	Freezing benefit pension accruals under its Pension Plan for U.S. Salaried and Non-Union Hourly Employees (the “Pension Plan”) effective December 31, 2008 so that future service beyond December 31, 2008 will no longer be credited under the Pension Plan. Employees who are vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008. Current employees who are not vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008 upon five years of continuous employment from date of hire.

2.	No longer sponsoring or funding, as of December 31, 2008, its U.S. retiree health insurance program under which the Company currently offers health care benefits to a certain group of retired U.S. employees and their covered dependents and beneficiaries.

3.	Enhancing the employer match under its 401(k) Plan, as of January 1, 2009, to provide an additional 2% employer contribution match. This increased employer match is expected to result in additional pre-tax expense to the Company of approximately $0.6 million for 2009.

The Company’s decisions above are the result of (i) increasingly stringent pension regulations in the U.S. that are expected, over the next several years, to lead to prohibitively expensive costs of maintaining defined benefit pension plans and (ii) increased cost of medical insurance and claims. As a result of the freezing of benefits under the Pension Plan and no longer sponsoring its U.S. retiree health insurance program, the Company expects to record, based on current assumptions, (i) a pre-tax curtailment/settlement gain of approximately $40 million in its income statement for the year ended December 31, 2008, which contributes to an increase in stockholders’ equity of approximately $35 million, (ii) a decrease in its pension and postretirement liability of approximately $35 million as of December 31, 2008 and (iii) an income tax expense of approximately $1 million. The Company also expects to have a decrease in its pre-tax pension and post-retirement expense of approximately $3.5 million annually beginning in 2009, as compared with that of 2008, based on current estimates and assumptions.

This report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results may differ materially due to a number of factors, such as changes in actuarial assumptions used, actual return on retirement plan assets and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2007, and subsequent filings. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward- looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: September 24, 2008	By:	/s/ Michael P. O’Donnell
Name: Michael P. O’Donnell Title: Chief Financial Officer